KPMG LLP
Two Financial Center
60 South Street
Boston, MA 02111
Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements Nos. 333-285426 and 333-289430 on Form S-3 and Nos. 333-139108, 333-129454, 333-121371, 333-141282, 333-156243, 333-159362, 333-168797, 333-195974, 333-230575, 333-249764, and 333-271967 on Form S-8 of our report dated February 27, 2026, with respect to the consolidated financial statements and financial statement schedules I to II of TXNM Energy, Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Boston, Massachusetts
February 27, 2026